Third Quarter 2015 Financial Results Conference Call November 5, 2015 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons President and Chief Executive Officer

© 2015 Hardinge Inc. www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© 2015 Hardinge Inc. www.hardinge.com 3 Sales ($ in millions) $90 $84 $109 $101 $109 $105 $121 $100 $103 $97 $147 $129 $120 $108 $115 2011 2012 2013 2014 Q3 2015 TTM North America Europe Asia $329 $342 $334 $24 $29 $26 $29 $25 $21 $31 $23 $22 $21 $24 $33 $20 $31 $31 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 North America Europe Asia $93 $69 Quarterly Net Sales Annual Net Sales Q3 2015 sales compared with prior-year period: Impacted by unfavorable FX translation of $2.2 million Excluding FX impact sales increased 15% Actual net sales may differ due to rounding. $312 $69 $82 $77 $321

© 2015 Hardinge Inc. www.hardinge.com 4 $342 $334 $329 $312 $321 $69 $93 $69 $82 $77 26.7% 29.0% 28.9% 27.9% 28.1% 2011 2012 2013* 2014* Q3 2015 TTM 27.1% 29.1% 26.4% 28.5% 28.3% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Gross Margin Quarterly Sales & Gross Margin Annual Sales & Adjusted Gross Margin* Q3 2015 gross margin compared with prior-year period:  Improvement reflects increased production volume at a Swiss grinding facility and resulting overhead absorption Sales ($ in millions) * Gross Margin for 2013 and 2014 were adjusted to exclude atypical items. Adjusted Gross Margin is a non-GAAP measure. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations. Actual net sales may differ due to rounding.

© 2015 Hardinge Inc. www.hardinge.com 5 $342 $334 $329 $312 $321 $69 $93 $69 $82 $77 4.9% 6.1% 5.3% 1.7% 2.5% 2011 2012* 2013* 2014* Q3 2015 TTM* (2.3)% 5.6% (2.0)% 2.9% 2.5% Q3 2014* Q4 2014* Q1 2015 Q2 2015 Q3 2015* Operating Margin Quarterly Sales & Adjusted Operating Margin* Annual Sales & Adjusted Operating Margin* Sales ($ in millions) * Operating Margin for all periods shown except for Q1 2015, Q2 2015 and 2011 were adjusted to exclude atypical items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding. Q3 2015 adjusted operating margin compared with prior-year period:  Improvement reflects operating leverage on higher sales & and production efficiencies All amounts shown pertain to continuing operations.

© 2015 Hardinge Inc. www.hardinge.com 6 $69 $93 $69 $82 $77 $342 $334 $329 $312 $321 7.1% 8.3% 8.2% 4.8% 5.4% 2011 2012 2013 2014 Q3 2015 TTM 1.1% 8.3% 1.3% 5.6% 5.3% Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 EBITDA Margin* Quarterly Sales & Adjusted EBITDA Margin* Annual Sales & Adjusted EBITDA Margin* Sales ($ in millions) * Adjusted EBITDA Margin is a non-GAAP financial measure. Hardinge believes that the use of Adjusted EBITDA Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA Margin reconciliation and other important disclaimers regarding Adjusted EBITDA Margin. Actual net sales may differ due to rounding. All amounts shown pertain to continuing operations. $0.7 $7.7 $0.9 $4.6 $24.3 $26.9 $14.9 $27.9 $17.3 $4.1

© 2015 Hardinge Inc. www.hardinge.com 7 ($1.4) ($2.7) $4.6 $1.6 Q3 2014* Q4 2014* Q1 2015 Q2 2015 Q3 2015* $0.8 Quarterly Adjusted Net (Loss) Income* $12.0 $15.4 $14.9 $2.8 $5.6 2011 2012* 2013* 2014* Q3 2015 TTM* Annual Adjusted Net Income* Net (Loss) Income ($ in millions) * Net (Loss) Income for all periods shown except Q1 2015, Q2 2015 and 2011 were adjusted to exclude atypical items. Adjusted Net (Loss) Income is a non- GAAP measure. See supplemental slides for Adjusted Net (Loss) Income reconciliation and other important disclaimers regarding Adjusted Net (Loss) Income. All amounts shown pertain to continuing operations.

© 2015 Hardinge Inc. www.hardinge.com 8 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $95 $79 $86 $105 $106 $120 $106 $95 $109 $108 $157 $103 $107 $117 $122 2011 2012 2013 2014 Q3 2015 TTM North America Europe Asia $331 $288 $372 $288 Quarterly Orders $22 $32 $27 $27 $20 $26 $31 $32 $22 $23 $27 $32 $34 $28 $29 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 North America Europe Asia $95 $93 $75 Q3 2015 orders reflect $2.2 million unfavorable FX translation impact vs Q3 2014 Actual orders may differ due to rounding. $77 $336 $72

© 2015 Hardinge Inc. www.hardinge.com 9 ($ in millions) Backlog Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks Backlog Drives 2015 Sales Growth Outlook $48 $47 $56 $59 $60 $47 $48 $61 $55 $45 $12 $10 $11 $11 $11 9/30/2014 12/31/2014 3/31/2015 6/30/2015 9/30/2015 Grinding Milling & Turning Workholding Parts & Accessories $105 $125 $116 $107 $128

© 2015 Hardinge Inc. www.hardinge.com 10 Source: Oxford Economics Autumn 2015 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Drivers of Machine Tool Consumption:  Older machines – technologically obsolete  Skilled machinists – shrinking supply  Emerging economies – growing middle class  Global competitiveness – advancing productivity 2015-2019 Forecast CAGR  World ~4%  Asia ~4%  Europe ~4%  Americas ~3% Oxford Economics Machine Tool Forecast $80 billion industry

© 2015 Hardinge Inc. www.hardinge.com 11 2015 Expectations  Optimistic Outlook for fourth quarter 2015  Expecting sales growth in excess of 5% over 2014  Current strong backlog supports expectations  Operational Restructuring update  Initiatives include consolidation of certain facilities and restructuring certain operations  Expect $4 to $5M of one-time pre-tax costs generating $4 to $5M in annual pre-tax savings, once fully implemented  Incurred $0.9 million of restructuring charges in Q3  Expect to be completed by end of Q1 2016

NASDAQ: HDNG www.hardinge.com Third Quarter 2015 Financial Results Conference Call November 5, 2015

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© 2015 Hardinge Inc. www.hardinge.com 14 58 57 59 61 62 2011 2012 2013 2014 Q3 2015 TTM Emphasis on Productivity and Cash Inventory Turns (Monthly Avg) Receivable Days Outstanding (Monthly Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  At 42%, we believe our managed working capital to be in upper quartile of industry • Slight increase over 2014 due to inventory build from elevated backlog  Machine tool industry requires higher inventory to support customers’ needs 38% 41% 43% 41% 42% 2011 2012 2013 2014 Q3 2015 TTM 2.1 1.8 1.9 1.9 1.9 2011 2012 2013 2014 Q3 2015 TTM Managed Working Capital* as a Percent of Sales (Monthly Avg)

© 2015 Hardinge Inc. www.hardinge.com 15 $147.0 $161.2 $203.8 $169.6 $168.3 $21.5 $20.0 $26.6 $16.2 $13.2 2011 2012 2013 2014 9/30/2015 Equity Debt $21.7 $26.9 $34.7 $16.3 $18.5 2011 2012 2013 2014 9/30/2015 Financial Strength and Flexibility Capitalization ($ in millions) $19.2 $7.6 $3.9 $3.2 $4.0 2011 2012 2013 2014 2015E (1) Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012 (2) Guidance as of November 5, 2015 Cash & Cash Equivalents Capital Expenditures 2015 YTD capex was $3.1 million (1) (1) (2)

© 2015 Hardinge Inc. www.hardinge.com 16 Adjusted Gross Profit & Margin Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013 and 2014 were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q3 2015 Q3 Q4 Q1 Q2 Q3 2011 2012 2013 2014 TTM 2014 2014 2015 2015 2015 Sales $ 341.6 $ 334.4 $ 329.5 $ 311.6 $ 321.3 $ 68.9 $ 93.0 $ 69.1 $ 82.4 $ 76.8 Cost of sales 250.5 237.6 236.2 224.8 230.9 50.2 66.0 50.9 58.9 55.1 Gross profit 91.1 96.8 93.3 86.8 90.4 18.7 27.0 18.2 23.5 21.7 Inventory step-up charge - - 1.9 0.1 - - - - - - Adjusted gross profit $ 91.1 $ 96.8 $ 95.2 $ 86.9 $ 90.4 $ 18.7 $ 27.0 $ 18.2 $ 23.5 $ 21.7 Adjusted gross margin 26.7% 29.0% 28.9% 27.9% 28.1% 27.1% 29.1% 26.4% 28.5% 28.3%

# Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

| | 2011 | 2012 | 2013 | 2014 | Q3 2015 TTM |
|---|---|---|---|---|---|
| Net income (loss) | $ 12.0 | $ 17.9 | $ 9.9 | $ (2.1) | $ 4.4 |
| Impairment charges | - | - | 6.2 | 5.4 | - |
| Income from discontinued operations and gain on disposal of discontinued operation, net of tax | - | - | (5.5) | (0.2) | - |
| Gain on purchase of business | - | - | - | (0.5) | - |
| Inventory step-up charge | - | - | 1.9 | 0.1 | - |
| Acquisition transaction expenses | - | 0.2 | 2.2 | 0.1 | 0.1 |
| Restructuring expenses | - | - | - | - | 0.9 |
| Professional fees for strategic review process | - | - | - | - | 0.2 |
| Other adjustments | - | (2.7) | 0.2 | - | - |
| Adjusted net income | 12.0 | 15.4 | 14.9 | 2.8 | 5.6 |
| Plus: Interest expense, net | 0.2 | 0.7 | 1.0 | 0.7 | 0.5 |
| Adjusted income tax expense | 4.4 | 4.3 | 1.4 | 1.6 | 1.9 |
| Adjusted operating income | 16.6 | 20.4 | 17.3 | 5.1 | 8.0 |
| Depreciation and amortization expense | 7.7 | 7.5 | 9.6 | 9.8 | 9.3 |
| Adjusted EBITDA | $ 24.3 | $ 27.9 | $ 26.9 | $ 14.9 | $ 17.3 |
| Sales | $341.6 | $334.4 | $329.5 | $311.6 | $ 321.3 |
| Adjusted operating margin | 4.9% | 6.1% | 5.3% | 1.7% | 2.5% |
| Adjusted EBITDA margin | 7.1% | 8.3% | 8.2% | 4.8% | 5.4% |

*Net Income (Loss) , Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2012, 2013 and 2014 and Q3 2015 TTM were adjusted to exclude atypical items as listed above.*

*Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.*

*Actual amounts may differ due to rounding.*

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

© 2015 Hardinge Inc.

www.hardinge.com 17

# Quarterly Adjusted Net (Loss) Income, Operating (Loss) Income & Margin and EBITDA & Margin

HARDINGE

*($ in millions)*

| | Q3 2014 | Q4 2014 | Q1 2015 | Q2 2015 | Q3 2015 |
|---|---|---|---|---|---|
| Net (loss) income | $ (7.6) | $ 4.5 | $ (1.4) | $ 1.6 | $ (0.3) |
| Impairment charges | 5.4 | - | - | - | - |
| Gain on purchase of business | (0.5) | - | - | - | - |
| Acquisition transaction expenses | - | 0.1 | - | - | - |
| Restructuring expenses | - | - | - | - | 0.9 |
| Professional fees for strategic review process | - | - | - | - | 0.2 |
| Adjusted net (loss) income | (2.7) | 4.6 | (1.4) | 1.6 | 0.8 |
| Plus: Interest expense, net | 0.2 | 0.2 | 0.1 | 0.1 | 0.1 |
| Adjusted income tax expense (benefit) | 0.9 | 0.4 | (0.1) | 0.7 | 0.9 |
| Adjusted operating (loss) income | (1.6) | 5.2 | (1.4) | 2.4 | 1.8 |
| Depreciation and amortization expense | 2.3 | 2.5 | 2.3 | 2.2 | 2.3 |
| Adjusted EBITDA | $ 0.7 | $ 7.7 | $ 0.9 | $ 4.6 | $ 4.1 |
| Sales | 68.9 | 93.0 | 69.1 | 82.4 | 76.8 |
| Adjusted operating margin | (2.3)% | 5.6 % | (2.0)% | 2.9 % | 2.5 % |
| Adjusted EBITDA margin | 1.1 % | 8.3 % | 1.3 % | 5.6 % | 5.3 % |

*Quarterly Net (Loss) Income, Operating (Loss) Income, Operating Margin, EBITDA and EBITDA Margin in Q3 2014, Q4 2014 and Q3 2015 were adjusted to exclude atypical items as listed above.*

*Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net (Loss) Income, Adjusted Operating (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.*

*Actual amounts may differ due to rounding.*

TURNING MILLING GRINDING WORKHOLDING ROTARY CHUCKS

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© 2015 Hardinge Inc. www.hardinge.com 19 Quarterly Financial Appendix Actual amounts may differ due to rounding. (in millions, except per share data) 12/31/2013 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 6/30/2015 9/30/2015 Sales 103.1$ 70.9$ 78.9$ 68.9$ 93.0$ 69.1$ 82.4$ 76.8$ Cost of sales 73.7 51.7 56.9 50.2 66.0 50.9 58.9 55.1 Gross profit 29.4 19.2 22.0 18.7 27.0 18.2 23.5 21.7 Gross profit margin 28.6% 27.1% 27.9% 27.1% 29.1% 26.4% 28.5% 28.3% Selling, general and administrative expenses 21.8 19.1 20.1 20.1 21.7 19.6 21.1 19.9 Restructuring charges - - - - - - - 0.9 Impairment charges 6.2 - - 5.8 - - - - Other expense (income) 0.1 0.4 0.3 (0.3) 0.2 - - 0.2 Income (loss) from operations 1.3 (0.3) 1.6 (6.9) 5.1 (1.4) 2.4 0.7 Operating margin 1.3% (0.4)% 2.1% (10.0)% 5.5% (2.0)% 2.9% 1.0 % Interest expense, net 0.3 0.2 0.1 0.2 0.2 0.1 0.1 0.1 Income (loss) from continuing operations before income taxes 1.0 (0.5) 1.5 (7.1) 4.9 (1.5) 2.3 0.6 Income tax (benefit) expense (0.1) 0.2 0.2 0.5 0.4 (0.1) 0.7 0.9 Income (loss) from continuing operations 1.1$ (0.7)$ 1.3$ (7.6)$ 4.5$ (1.4)$ 1.6$ (0.3)$ Income from discontinued operations, and gain from disposal of discontinued operation, net of tax 5.0 0.2 - - - - - - Net income (loss) 6.1$ (0.5)$ 1.3$ (7.6)$ 4.5$ (1.4)$ 1.6$ (0.3)$ Basic earnings (loss) per share Continuing operations 0.09$ (0.05)$ 0.11$ (0.60)$ 0.36$ (0.11)$ 0.12$ (0.03)$ Discontinued operations 0.41 0.01 - - - - - - Earnings (loss) per share 0.50$ (0.04)$ 0.11$ (0.60)$ 0.36$ (0.11)$ 0.12$ (0.03)$ Diluted earnings (loss) per share Continuing operations 0.09$ (0.05)$ 0.11$ (0.60)$ 0.35$ (0.11)$ 0.12$ (0.03)$ Discontinued operations 0.41 0.01 - - - - - - Earnings (loss) per share 0.50$ (0.04)$ 0.11$ (0.60)$ 0.35$ (0.11)$ 0.12$ (0.03)$ Cash dividends declared per share 0.02$ 0.02$ 0.02$ 0.02$ 0.02$ 0.02$ 0.02$ 0.02$ Weighted avg. shares outstanding: Basic 12.2 12.5 12.7 12.7 12.7 12.7 12.8 12.8 Weighted avg. shares outstanding: Diluted 12.3 12.5 12.8 12.7 12.8 12.7 12.9 12.8